Ex.99.1 FOR IMMEDIATE RELEASE

Contact:

Press Contact: Amy Biemiller Director of Communications Brandywine Realty Trust 610-832-7705 amy.biemiller@bdnreit.com	Investor Contact: Gerard H. Sweeney Timothy M. Martin Brandywine Realty Trust 610-325-5600 info@brandywinerealty.com

Brandywine Realty Trust Announces Third Quarter 2006 Earnings

RADNOR, PA, OCTOBER 26, 2006 — Brandywine Realty Trust (NYSE:BDN) announced today that funds from operations (FFO) was $63.7 million or $0.67 per diluted share for the third quarter of 2006 compared to $36.2 million or $0.62 per share for the third quarter of 2005. FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

Diluted earnings (loss) per share (EPS) was $(0.02) for the third quarter of 2006 as compared to $0.24 for the third quarter of 2005. Net income was $0.6 million for the third quarter as compared to $15.8 million for the third quarter of 2005. A significant contribution to the change in net income in the third quarter of 2006 as compared to the third quarter of 2005 is the $40.0 million increase in depreciation and amortization expense. This increase is primarily the result of the depreciation/amortization of the tangible and intangible assets acquired in connection with the January 5, 2006 Prentiss transaction.

Brandywine President and Chief Executive Officer, Gerard H. Sweeney, commented, “Operating results for the quarter reflect continued improvement in overall market conditions. Our leasing, development and integration plans all remain on target. Our capital recycling program is ahead of schedule and we are in an excellent position to continue the successful execution of our business plan.”

Brandywine Realty Trust Summary Portfolio Performance

•	FFO payout ratio was 65.2% for the quarter
•	Quarterly rental rates on renewals grew 0.3% on a straight-line basis
•	Quarterly retention rate was 73.4%
•	Portfolio was 91.3% occupied and 93.2% leased as of September 30, 2006
•	Leases expired or were terminated for approximately 1,138,000 square feet during the quarter
•	Leases were renewed for approximately 835,000 square feet during the quarter
•	New leases were signed for approximately 225,000 square feet during the quarter
•	Acquired properties during the quarter totaled approximately 443,000 square feet for an aggregate purchase price of approximately $133.2 million
•	Sold properties during the quarter totaled approximately 823,000 square feet for an aggregate sale price of approximately $126.1 million

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622 • www.brandywinerealty.com

Distributions

On September 18, 2006, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid October 16, 2006 to shareholders of record as of October 5, 2006. The Board also declared a dividend for the third quarter of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that was paid on October 16, 2006 to holders of record of the Series C and Series D Preferred Shares as of September 30, 2006.

Sale of Exchangeable Guaranteed Notes and Repurchase of $60 Million Common Shares

On October 4, 2006, the Company’s operating partnership issued $300 million aggregate principal amount of exchangeable guaranteed notes due October 15, 2026 with a coupon of 3.875%. On October 16, 2006, the Company’s operating partnership issued an additional $45 million aggregate principal amount of notes to cover over-allotments.

The Company used the net proceeds from the sale of the notes to repurchase approximately $60 million of outstanding Brandywine common shares (1,829,000 common shares at a price of $32.80 per share); to repay approximately $180 million under the Company’s revolving credit facility; and to invest the balance in short term securities pending redemption of the Operating Partnership’s $300 million Floating Rate Guaranteed Notes due 2009 on January 2, 2007.

The notes will be exchangeable for cash and Brandywine common shares at an initial exchange rate of 25.4065 common shares per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $39.36 per common share). The initial exchange price represents a 20% premium to the last reported sales price for the common shares on the New York Stock Exchange on September 28, 2006. The exchange value will be based on the exchange rate and the then trading price of the common shares. The initial exchange rate is subject to adjustment in certain circumstances.

The repurchase of 1,829,000 common shares with a portion of the proceeds of the notes did not reduce the number of common shares that may be repurchased under the Company’s Board-approved share repurchase program. As of September 30, 2006, the Company may purchase an additional 2,319,800 shares under the plan. Repurchases may be made from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate the Company to repurchase any shares. The Company may discontinue the program at any time.

2006 Financial Outlook

Our financial outlook for the remainder of 2006 is predicated upon operating metrics consistent with our previous guidance. In addition to these operating metrics, our 2006 financial outlook is predicated upon the following development and acquisition/disposition assumptions:

•	Completion of the previously announced development and re-development projects
•	Impact of year-to-date dispositions totaling $385 million
•	Impact of year-to-date acquisitions (in addition to the Prentiss acquisition) totaling $167 million
•	Net dispositions of approximately $125-175 million during the fourth quarter of 2006

Based on these key assumptions, we are introducing fourth quarter 2006 guidance and expect FFO per share to be $0.64 to $0.66 and EPS to be $(0.06) to $(0.04). These estimates may be positively or negatively impacted primarily by the timing and terms of property acquisitions, property dispositions, property leases, and actual operating expenses and interest rates as compared to those used in our forecast.

2007 Financial Outlook

As of the date of this release, we expect our full year 2007 EPS to be $(0.18) to $(0.09) and FFO per share to be $2.55 to $2.65. Our projections are based on several key and variable assumptions and estimates, including the following:

Operating Portfolio Results

The Company’s operating portfolio consists of two primary components: (1) the Same-Store portfolio, which represents properties that were owned throughout 2006 that are anticipated to be owned throughout 2007 (these properties represent 70.5% of total square footage owned and 62.0% of projected 2007 net operating income from the operating portfolio); and (2) the acquired Prentiss portfolio which represents the properties acquired in January 2006 that are anticipated to be owned throughout 2007 (these properties represent 29.5% of total square footage owned and 38.0% of projected 2007 net operating income from the operating portfolio). The Company’s projections are based on achieving the following percentage changes from currently projected 2006 results:

% change 2006 – 2007

	Same-Store Portfolio	Acquired Prentiss Portfolio

GAAP rent and reimbursements (Excluding termination fees)	0.5% - 1.5%	3.0% - 4.0%
Expenses	5.0% - 5.5%	6.5% - 7.5%
NOI	(2.0%) – (1.0%)	0.5% - 1.5%
Occupancy	0% - 1.0%	0.5% - 1.5%

The Company’s projections for operating portfolio activity are based upon competitive market conditions including: pressure on market rents; increased operating expenses particularly in labor, real estate taxes and energy costs; and lease terminations, settlements, and other similar items consistent with historical levels.

Acquisitions, Dispositions, Development

Forecasting the timing and dollar amount of potential acquisitions and dispositions is challenging and these two variables have a high degree of sensitivity on forecasted results. While the acquisition market remains aggressively priced, we intend to use the financial capacity we created to take advantage of select opportunities. The 2007 outlook assumes:

•	$150-$200 million of acquisitions per quarter in 2007 at projected yields ranging from 6.0% to 8.5%
•	Full year impact of $385 million of year to date 2006 dispositions

•	Full year impact of $125-$175 million of projected fourth quarter 2006 dispositions
•	Full year impact of an additional $125-$175 million of dispositions

The Company’s outlook assumes the completion of all development projects identified in its supplemental disclosure as of September 30, 2006.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company’s ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company’s tenants compete.

Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report for the year ended December 31, 2005. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)

FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company’s view, they are not indicative of the results from the Company’s property operations. To facilitate a clear understanding of the Company’s historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)

Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Third Quarter Earnings Call and Supplemental Information Package

The Company will be hosting a conference call on Friday, October 27, 2006 at 11:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525, reference conference ID #7941296. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, November 10, 2006 by calling 1-877-519-4471 -- access code 7941296. In addition, the conference call can be accessed via a webcast located on the Company’s website at www.brandywinerealty.com.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of third quarter earnings. The Supplemental Information package is available through the Company’s website at www.brandywinerealty.com.

The Supplemental Information package can be found in the “Investor Relations – Financial Reports” section of the web page.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN), with headquarters in Radnor, PA, is one of the largest full-service, completely integrated real estate companies in the United States. Organized as a real estate investment trust (REIT), Brandywine owns, manages or has ownership interest in office and industrial properties aggregating 45 million square feet.

For more information, visit Brandywine’s website at www.brandywinerealty.com.

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BRANDYWINE REALTY TRUST

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	September 30, 2006	December 31, 2005

ASSETS
Real estate investments:
Operating properties	$4,871,978	$2,560,061
Accumulated depreciation	(499,141)	(390,333)

	4,372,837	2,169,728
Construction-in-progress	309,783	273,240
Land held for development	118,181	98,518

	4,800,801	2,541,486
Cash and cash equivalents	16,538	7,174
Escrowed cash	20,153	18,498
Accounts receivable, net	23,400	12,874
Accrued rent receivable, net	67,283	47,034
Investment in marketable securities	187,162	—
Investment in real estate ventures	78,288	13,331
Deferred costs, net	65,378	37,602
Intangible assets, net	325,119	78,097
Other assets	67,500	49,649

Total assets	$5,651,622	$2,805,745

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$892,935	$494,777
Secured note payable	181,759	—
Borrowings under credit facilities	249,998	90,000
Unsecured senior notes, net of discounts	1,863,188	936,607
Accounts payable and accrued expenses	124,814	52,635
Distributions payable	43,752	28,880
Tenant security deposits and deferred rents	57,799	20,953
Acquired lease intangibles, net	107,122	34,704
Other liabilities	14,927	4,466

Total liabilities	3,536,294	1,663,022

Minority interest	145,832	37,859

Beneficiaries’ equity:
Preferred shares - Series C	20	20
Preferred shares - Series D	23	23
Common shares	901	562
Additional paid-in capital	2,368,460	1,369,913
Cumulative earnings	399,647	413,282
Accumulated other comprehensive (income) loss	1,038	(3,169)
Cumulative distributions	(800,593)	(675,767)

Total beneficiaries’ equity	1,969,496	1,104,864

	2,115,328	1,142,723

Total liabilities and beneficiaries’ equity	$5,651,622	$2,805,745

BRANDYWINE REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended

	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005

Revenue
Rents	$149,374	$80,288	$437,913	$241,207
Tenant reimbursements	23,802	11,710	58,203	34,716
Other	8,418	3,029	17,456	11,813

Total revenue	181,594	95,027	513,572	287,736

Operating Expenses
Property operating expenses	53,465	26,664	149,828	83,679
Real estate taxes	18,220	9,744	51,203	28,763
Depreciation and amortization	68,277	28,230	199,275	83,983
Administrative expenses	6,490	4,486	22,704	13,616

Total operating expenses	146,452	69,124	423,010	210,041

Operating income	35,142	25,903	90,562	77,695

Other income (expense)
Interest income	2,479	304	7,702	966
Interest expense	(45,402)	(17,762)	(128,869)	(53,366)
Equity in income of real estate ventures	370	746	1,798	2,297
Net gain on sale of interests in real estate	—	4,640	2,608	4,640
Gain on termination of purchase contract	3,147	—	3,147	—

Income (loss) before minority interest	(4,264)	13,831	(23,052)	32,232
Minority interest - partners’ share of consolidated real estate ventures	279	—	560	—
Minority interest attributable to continuing operations - LP units	276	(442)	1,267	(1,121)

Income (loss) from continuing operations	(3,709)	13,389	(21,225)	31,111
Discontinued operations:
Income from discontinued operations	1,150	294	5,018	941
Net gain on disposition of discontinued operations	5,188	2,196	5,188	—
Minority interest - partners’ share of consolidated real estate venture	(1,857)	—	(2,239)	2,196
Minority interest attributable to discontinued operations - LP units	(208)	(84)	(376)	(108)

	4,273	2,406	7,591	3,029

Net income (loss)	564	15,795	(13,634)	34,140
Income allocated to Preferred Shares	(1,998)	(1,998)	(5,994)	(5,994)

Income (loss) allocated to Common Shares	$(1,434)	$13,797	$(19,628)	$28,146

PER SHARE DATA
Basic income (loss) per Common Share	$(0.02)	$0.25	$(0.22)	$0.51

Basic weighted-average shares outstanding	90,042,270	56,071,973	89,963,541	55,734,114

Diluted income (loss) per Common Share	$(0.02)	$0.24	$(0.22)	$0.50

Diluted weighted-average shares outstanding	90,042,270	56,372,013	90,327,288	55,968,657

BRANDYWINE REALTY TRUST

FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION

(unaudited, in thousands, except share and per share data)

	Three Months Ended

	9/30/06	9/30/05

Reconciliation of Net Income to Funds from Operations (FFO):
Net income (loss)	$564	$15,795
Add (deduct):
Minority interest attributable to continuing operations - LP units	(276)	442
Net gains on sale of interests in real estate	—	(4,640)
Minority interest attributable to discontinued operations - LP units	208	84
Net gains on disposition of discontinued operations	(5,188)	(2,196)
Minority Interest - partners’ share of net gain on sale	1,757	—

Income (loss) before net gains on sale of interests in real estate and minority interest	(2,935)	9,485
Add:
Depreciation:
Real property-continuing operations	48,204	21,210
Real property-discontinued operations	319	348
Company’s share of unconsolidated real estate ventures	1,651	497
Partners’ share of consolidated real estate ventures	(1,474)	—
Amortization of leasing costs (includes acquired intangibles)	19,952	6,612
Perpetual Preferred Share distributions	(1,998)	(1,998)

Funds from operations (FFO)	$63,719	$36,154

FFO per share - fully diluted	$0.67	$0.62

Weighted-average shares/units outstanding - fully diluted	94,489,619	58,340,692
EPS - diluted	$(0.02)	$0.24

Weighted-average shares outstanding - fully diluted	90,042,270	56,372,013
Dividend per Common Share	$0.44	$0.44

Payout ratio of FFO (Dividend per Common Share divided by FFO per Share)	65.2%	71.0%
CASH AVAILABLE FOR DISTRIBUTION (CAD):
FFO	$63,719	$36,154
Add (deduct):
Rental income from straight-line rents	(7,568)	(4,316)
Deferred market rental income	(2,160)	(263)
Amortization:
Deferred financing costs	789	483
Deferred compensation costs	887	685
Second generation capital expenditures (1):
Building improvements (2)	(5,214)	—
Tenant improvements	(7,512)	(9,355)
Lease commissions	(3,461)	(757)

Cash available for distribution	$39,480	$22,631

Weighted-average shares/units outstanding - fully diluted	94,489,619	58,340,692
Dividend per Common Share	$0.44	$0.44

Cash flows from:
Operating activities	$90,113	$41,262
Investing activities	(99,034)	(79,813)
Financing activities	(917)	52,571
(1)

Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

(2)	Building improvements and tenant improvements are combined for all periods prior to 3/31/06.

BRANDYWINE REALTY TRUST

SAME STORE OPERATIONS – QUARTER

(unaudited and in thousands)

Of the 316 Properties owned by the Company as of September 30, 2006, a total of 238 Properties (“Same Store Properties”) containing an aggregate of 17.8 million net rentable square feet were owned for the entire three-month periods ended September 30, 2006 and 2005. Average occupancy for the Same Store Properties was 92.1% during 2006 and 91.1% during 2005. The following table sets forth revenue and expense information for the Same Store Properties:

	Quarter Ended September 30,

	2006	2005

Revenue
Rents (a)	$77,629	$77,527
Tenant reimbursements	14,026	11,397
Other (b)	5,127	1,176

	96,782	90,100
Operating expenses
Property operating expenses	30,856	27,748
Real estate taxes	9,619	8,851

	40,475	36,599

Net operating income	$56,307	$53,501

(a)	Includes straight-line rental income of $1,272 for 2006 and $3,461 for 2005
(b)	Includes net termination fee income of $4,338 for 2006 and $510 for 2005

The following table is a reconciliation of Net Income to Same Store net operating income:

	Quarter Ended September 30,

	2006	2005

Net Income (loss)	$564	$15,795
Add/(deduct):
Interest income	(2,479)	(304)
Interest expense	45,402	17,762
Equity in income of real estate ventures	(370)	(746)
Depreciation and amortization	68,277	28,230
Net gain on sale of interests in real estate -- discontinued operations	—	(4,640)
Gain on termination of purchase contract	(3,147)	—
Minority interest - partners’ share of consolidated real estate ventures	(279)	—
Minority interest attributable to continuing operations - LP units	(276)	442
Income from discontinued operations	(4,273)	(2,406)

Consolidated net operating income (loss)	103,419	54,133
Less: Net operating income of non same store properties	(49,049)	(1,153)
Less: Eliminations and non-property specific net operating income (loss)	1,937	521

Same Store net operating income (loss)	$56,307	$53,501